AMENDMENT TO SECURITIES EXCHANGE AGREEMENT

Amendment (the “Amendment”), dated as of July 30, 2007, to the Securities Exchange Agreement (the “Exchange Agreement”), dated as of April 30, 2007, entered into by and among RNS Software, Inc., a Nevada corporation (“RNS”), Livio Susin (“Susin”), Regena Therapeutics, Inc., a Delaware corporation (“Regena”), and the shareholders of Regena (“Regena Shareholders”).

WITNESSETH:

WHEREAS, RNS, Susin, Regena and the Regena Shareholders entered into the Exchange Agreement as of April 30, 2007; and

WHEREAS, each of RNS, Susin, Regena and the Regena Shareholders desire to amend the Exchange Agreement for the reasons and in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

1. Section 2.1 of the Exchange Agreement is hereby amended by deleting the date July 31, 2007, in the second line thereof and inserting the date August 31, 2007.

2. Regena agrees to pay approximately $5,000 in additional costs incurred by RNS in connection with its 10-Q filing which result from the extension of the closing date from July 31, 2007, to August 31, 2007.

3. Except as explicitly amended by this Amendment, all of the terms and conditions of the Exchange Agreement shall remain in full force and effect and the Exchange Agreement, as hereby amended, is ratified and affirmed.

4. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed as of the date first above written.

RNS SOFTWARE, INC.

By: /s/ Livio Susin
            President

REGENA THERAPEUTICS, INC.

By: /s/ Frank A. Wingrove
            President

RNS REDEEMED SHAREHOLDER

/s/ Livio Susin
2189 West 2nd Avenue, Suite 11
Vancouver, BC V6K 1H7

REGENA SHAREHOLDERS

/s/ Kurt A. Heiar
3661 Danielle Court NE
North Liberty, Iowa 52317

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REGENACORP, INC.
by

/s/ Frank A. Wingrove, President
     2501 N. Loop Drive
    Ames, Iowa 50010